UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 4, 2016

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 4, 2016, Hanesbrands Inc. (the “Company”) entered into a Syndicated Facility Agreement (the “Syndicated Facility Agreement”), a joinder to its Third Amended and Restated Credit Agreement, dated as of April 29, 2015, entered into by and among the various financial institutions and other persons from time to time party to the Credit Agreement (the “Lenders”), Branch Banking & Trust Company and SunTrust Bank, as the co-documentation agents, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Bank, National Association, as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the joint lead arrangers and joint bookrunners (the “Third Amended and Restated Credit Agreement”). The Syndicated Facility Agreement consists of a A$200 million Australian Term A-1 Loan Facility (the “Australian Term A-1 Loan Facility”), a A$200 million Australian Term A-2 Loan Facility (the “Australian Term A-2 Loan Facility” and together with the Australian Term A-1 Loan Facility, the “Australian Term Loan Facilities”) and a A$65,000,000 Australian Revolving Facility (the “Australian Revolving Facility” and together with the Australian Term Loan Facilities, the “Australian Facilities”). The Australian Term Loan Facilities will be used to finance a portion the acquisition of Pacific Brands Limited (“Pacific Brands”) and pay fees and expenses incurred in connection therewith, and the Australian Revolving Facility will be used for working capital and general corporate purposes (including letters of credit and bank guarantees).

The Australian Facilities will be guaranteed by substantially all of the Company’s existing and future direct and indirect U.S. subsidiaries, with certain customary or agreed-upon exceptions, as well as certain of the Company’s indirect foreign subsidiaries, including Pacific Brands and substantially all of its Australian and New Zealand subsidiaries. In connection with such guarantee, the Company and certain of the guarantors under the Australian Facilities will grant the lenders under the Australian Facilities a valid and perfected first priority (subject to certain customary exceptions) liens and security interest in substantially all of their assets.

The Australian Term A-1 Loan Facility matures on July 7, 2019. All borrowings under the Australian Term A-1 Term Loan Facility must be repaid in full upon maturity

The Australian Term A-2 Loan Facility and the Australian Revolving Facility mature on July 7, 2021. All borrowings under the Term A-2 Loan Facility and the Australian Revolving Facility must be repaid in full upon maturity. Outstanding borrowings under the Australian Revolving Facility may be reborrowed and repaid without penalty.

Borrowings under the Australian Term Loan Facilities bear interest at the BBSY Rate (as defined in the Third Amended and Restated Credit Agreement, as amended by the Syndicated Facility Agreement) plus an applicable margin based on the ratings of the Australian Facilities from S&P and Moody’s from time to time, which is set forth below:

	Applicable Margin for Australian Term A-1 Loans and Australian Term A-2 Loans
Debt Rating (S&P/Moody’s)	Australian Term A-1 Loans	Australian Term A-2 Loans
≥ BBB+/Baa1	1.25%	1.55%
BBB/Baa2	1.35%	1.65%
BBB-/Baa3	1.50%	1.80%
BB+/Ba1	1.70%	2.00%
≤BB/Ba2	1.95%	2.25%

Borrowings under the Australian Revolving Facility bear interest at the BBSY Rate plus an applicable margin based on the ratings of the Australian Facilities from S&P and Moody’s from time to time, which is set forth below:

Debt Rating (S&P/Moody’s)	Applicable Margin for Australian Revolving Loans
≥ BBB+/Baa1	0.8525%
BBB/Baa2	0.9075%
BBB-/Baa3	0.99%
BB+/Ba1	1.10%
≤BB/Ba2	1.2375%

The foregoing description of the Australian Facilities and the Third Amended and Restated Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Syndicated Facilities Agreement and the Third Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2015, and is incorporated herein by reference.

From time to time, the financial institutions party to the Third Amended and Restated Credit Agreement or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. For example, some Lenders and/or their affiliates are parties to the Company’s accounts receivable securitization facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: July 7, 2016	By:	/s/ Joia M. Johnson
	Name:	Joia M. Johnson
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary